Exhibit 99.1

                             PROXY

             THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                 PEOPLES BANCORP OF WASHINGTON

     I hereby appoint _________________________ and
____________________________, and each of them, my proxies, with power of substitution, to vote all Common Shares of Peoples Bancorp of Washington that I am entitled to vote at the Special Meeting of Shareholders to be held at the principal office of The Peoples National Bank and Trust Company, 201 East Main Street, Washington, Indiana, on _______________, 1997 at _____ a.m., Washington time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE ABSENCE OF
SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated ________, 1997.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

     1.   MERGER OF PEOPLES BANCORP OF WASHINGTON WITH AND INTO A
          WHOLLY-OWNED SUBSIDIARY OF GERMAN AMERICAN BANCORP

          [ ]  FOR           [ ]  AGAINST        [ ] ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, provided, however, that such proxies may not vote in favor of adjournment for the purpose of soliciting additional favorable votes on Item 1 if this Proxy is marked AGAINST Item 1.

Dated:



                             Signature or Signatures

                             (Please sign exactly as your name
                             appears on this proxy.  If shares
                             are issued in the name of two or
                             more persons, all such persons
                             should sign.  Trustees, executors
                             and others signing in a
                             representative capacity should
                             indicate the capacity in which they
                             sign.)